Exhibit 10.2

WARRANT REDEMPTION AGREEMENT

This Warrant Redemption Agreement (this “Agreement”) is dated as of May 27, 2014, between Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), and the party identified on the signature page hereto (the “Holder”).

WHEREAS, the Holder owns, beneficially and of record, certain Warrants to purchase shares of the Company’s Common Stock, $0.00005 par value per share, issued pursuant to the Underwriting Agreement, dated as of August 13, 2013, by and among the Company, Roth Capital Partners, LLC and Maxim Group LLC, as set forth on Schedule 1 attached hereto (the “Warrants”); and

WHEREAS, the Company has agreed to purchase, redeem and cancel the Holder’s Warrants in exchange for $0.12 per Warrant Share to be paid to Holder (the “Redemption”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.          The Holder’s Warrants are hereby, by virtue of the Redemption and without any action on the part of the Holder thereof, cancelled and exchanged into the right to receive cash consideration of $0.12 for each Warrant Share, as defined in the Warrants (the “Redemption Amount”).

2.          The Company shall promptly deliver the Redemption Amount the Holder per the delivery instructions in Schedule 1.

3.          The Holder hereby waives on behalf of itself and any affiliates, successors or assigns any past, present or future claim or demand it had, has or may have pursuant or relating to the Warrants, other than the right to receive the Redemption Amount and the rights set forth in this Agreement.

4.          The Holder hereby represents and warrants to the Company that (a) the Holder is the sole record and beneficial owner of all right, title, and interest in and to the Warrants, free and clear of any liens or encumbrances, (b) the Holder has not sold or transferred, or agreed to sell or transfer, the Warrants or any interest therein (other than to the Company), (c) this Agreement constitutes the Holder’s valid and legally binding obligation enforceable in accordance with its terms, and (d) this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder.

5.          The Holder hereby further represents and warrants to the Company that the Holder (a) is acquiring the Redemption Amount for the Holder’s own account, not as a nominee or agent, (b) has no present intention of selling, granting any participation in, or otherwise directly or indirectly distributing the Redemption Amount, (c) has such knowledge, sophistication, and experience in financial and business matters that the Holder is capable of evaluating the risks and merits of this Agreement and the Redemption, (d) has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Redemption and payment of the Redemption Amount with the Company’s management and has had an opportunity to review the Company’s public filings and facilities, and (e) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

6.          This Agreement may be executed in counterparts and by electronic scan or facsimile and shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts or choice of laws provisions).

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Redemption Agreement has been executed as of the date first written above.

COMPANY:

BRAINSTORM Cell Therapeutics Inc.

Name:
Title:

HOLDER:

[NAME]

Name:
Title:

Schedule 1

Warrants

Name of Warrant Holder:

Warrant No.(s):

Total Warrant Shares:
Total Redemption Amount:

Check for Redemption Amount to be issued to:

Check Delivery Address: